SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 25, 2003

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-15141 (Commission File Number)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of principal executive office)		49464 (Zip Code)

(616) 654-3000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 7.         Financial Statements and Exhibits.

Exhibits.

99.1    Press release dated June 25, 2003.

Item 9.         Regulation FD Disclosure.

On June 25, 2003, Herman Miller, Inc. issued a press release announcing its financial results for the year and fourth quarter ended May 31, 2003. A copy of the press release is attached as Exhibit 99.1.

This information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 25, 2003	HERMAN MILLER, INC.
(Registrant)
	By:	/s/ Elizabeth A. Nickels Elizabeth A. Nickels
	Its:	Chief Financial Officer

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EXHIBIT INDEX

99.1	Press Release Dated June 25, 2003.

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EXHIBIT 99.1

Release	Immediate
Date	June 25, 2003
Contact	Joe Nowicki (616) 654 5222 or joe_nowicki@hermanmiller.com Beth Nickels (616) 654 8050 or beth_nickels@hermanmiller.com
	Media:	Mark Schurman (616) 654 5498 or mark_schurman@hermanmiller.com Bruce Buursma (616) 654 5770 or bruce_buursma@hermanmiller.com
Address	Herman Miller, Inc., 855 East Main Avenue, PO Box 302, Zeeland, MI 49464-0302
Internet	www.hermanmiller.com

Herman Miller, Inc., Reports Fourth Quarter and Fiscal Year Results: Gains in Margins, Net Earnings, and EPS

Webcast to be held Thursday, June 26, 2003, at 9:30 AM EDT

Herman Miller, Inc., today announced results for the fourth quarter and fiscal year ended May 31, 2003. Sales for the year were $1.34 billion, down 9% from the prior year. Significant improvements in gross margin due to major restructuring efforts undertaken in the past 18 months enabled the company’s return to profitability for the fiscal year 2003, with reported net earnings of $23.3 million. The results include approximately $16.4 million in pre-tax restructuring charges related to previously announced actions.

For the quarter, sales were $321.9 million, approximately the same as the year-ago period. Orders for the quarter were $337.8 million, a decline of approximately 6% from last year’s fourth quarter but nearly a 20% sequential increase over this year’s third quarter. Gross margin was 33.3% for the quarter, a significant year-over-year as well as sequential quarter-to-quarter improvement. Cash flow from operations was again positive, and the company ended the year with total cash flow from operations of $144.7 million and a cash balance of $185.5 million. Net earnings for the quarter, which include pre-tax charges of $15.9 million associated with previously announced restructuring actions, were a net loss of $1.3 million.

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  FINANCIAL HIGHLIGHTS (Dollars in millions, except per share data)

                                              Three Months Ended                   Twelve Months Ended
                                              ------------------                   -------------------
                                       5/31/03      6/01/02      Percent     5/31/03      6/01/02       Percent
                                       -------      -------      Change      -------      -------       Change
                                                                 ------                                 ------
  Net Sales                             321.9        322.6        (0.2%)     1,336.5      1,468.7        (9.0%)
  Gross Margin                          107.2         97.0        10.5%        423.6        440.3        (3.8%)
  Gross Margin as a % of sales           33.3%        30.1%                     31.7%        30.0%
  Restructuring charges                  15.9         23.4       (32.1%)        16.4         81.6       (79.9%)
  Operating earnings                      1.4        (31.9)      104.4%         48.3        (79.9)      160.5%
  Net earnings                           (1.3)       (18.8)       93.1%         23.3        (56.0)      141.6%
  Earnings per share - diluted          (0.02)       (0.25)       92.0%          0.31        (0.74)     141.9%
  Orders                                337.8        358.6        (5.8%)     1,317.9      1,446.1        (8.9%)
  Backlog                               182.0        200.6        (9.3%)

Fourth Quarter 2003 Financial Results

The company’s consolidated sales and orders for the quarter were $321.9 million and $337.8 million, respectively. Sales and orders were down from the year ago period .2% and 5.8%, respectively, reflecting the lingering industry-wide softness in customer demand and geopolitical uncertainty. The new order condition did improve during the quarter; the company saw a sequential 19.7% increase in orders from the prior quarter of this year.

On a year-over-year basis, gross margin again improved substantially to 33.3% from 30.1% for the same quarter last year, on essentially the same level of volume. In addition, the fourth quarter gross margin also improved sequentially from the third quarter margin of 30.1%. The last time the company earned margins of 33% or better was in the fourth quarter of fiscal 2001 (eight quarters ago) when sales were $511 million; this quarter’s volume is 37% lower than at that time. Gross margins for the quarter reflected favorable adjustments of $4.8 million for LIFO inventory valuations, incentive, and benefit accrual reductions, but even excluding these items the company is clearly benefiting from the earlier cost-reduction actions that have been implemented.

Beth Nickels, Chief Financial Officer, stated, “Our positive gross margin this quarter reflects the important benefits we have gained through the last 18 months’ efforts to reduce our cost structure and create a more variable business model. As we continue to implement the Herman Miller Production System (“HMPS”) throughout the company, we are finding new and better ways to improve our costs and better serve our customers.”

Ms. Nickels added, “As we announced last week, we are taking further actions to simplify and enhance our operations while also reducing costs. We will be moving our Canton, Georgia, operations into an existing building at our Spring Lake, Michigan, campus. This allows us to reduce transportation time and costs, improve the consolidation and shipment of complete orders, and gain efficiencies through the leverage of an existing

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facility. These actions are expected to generate annual savings of $10 million (before tax), further improving our gross margins while maintaining the same level of capacity,” Ms. Nickels concluded.

Operating expenses for the quarter totaled $105.8 million compared to $128.9 million for the same period in fiscal 2002, a 17.9% decline. Included in these amounts are restructuring charges of $15.9 million and $23.4 million, respectively. In addition, fiscal 2002 fourth quarter operating expenses included costs totaling $7.7 million related to accelerated depreciation on certain technology related assets.

The restructuring charges for the quarter include $13.5 million for the impairment of assets associated with the relocations of the Canton and Formcoat facilities as previously announced. In addition, the charges include $3.6 million related to the workforce reductions announced last quarter, and a favorable reserve adjustment of $1.2 million primarily associated with the final sale of our Rocklin, California, facility. In total, these charges negatively impacted earnings per share by $.14 in the current quarter.

Cash flow from operations for the quarter totaled $3.6 million compared to negative $37.6 million for the same period last year. These amounts include voluntary contributions to the company’s employee pension fund of $15 million and $35 million for the current and prior year, respectively. Capital spending for the quarter was $9.3 million compared to $9.2 million for the same period last year. In addition, during the quarter the company repurchased approximately 370,500 shares of its stock for $5.8 million at an average price of $15.63 per share. The company’s ending cash position was $185.5 million.

Fiscal 2003 Financial Results

For the year, consolidated net sales totaled $1.34 billion compared to $1.47 billion in fiscal 2002, while new orders totaled $1.32 billion compared to $1.45 billion in fiscal 2002. This represents sales and order decreases of 9.0% and 8.9%, respectively, from fiscal 2002.

Despite the year-over-year decline in sales, gross margins improved to 31.7% from 30.0% last year. In addition, operating expenses were reduced by over 27% year-to-year, to $375.3 million in fiscal 2003 from $520.2 million in fiscal 2002. Included in operating expenses were restructuring charges of $16.4 million in fiscal 2003, and $81.6 million in fiscal 2002. These charges negatively impacted earnings per share by $.14 in fiscal 2003, and by $.68 in 2002. In spite of these charges in fiscal 2003, the company generated net earnings of $23.3 million or earnings per share of $.31, as compared to fiscal 2002 when the company reported a loss of $56.0 million or $.74 per share.

Annual cash generated from operations was a very strong $144.7 million, compared to $54.6 million in fiscal 2002. Included in the current and prior year’s cash from operations were contributions to the company’s employee pension fund of $32.1 million and $37.4 million, respectively. Capital spending for the year was $29.0 million compared to $52.4 million for fiscal 2002. During the year the company also repurchased approximately 3,642,000 shares of its stock for $61.9 million at an average price of $16.99 per share.

Looking forward, the company expects sales for the first quarter of fiscal 2004 to be in a range of $320 million to $340 million. It estimates earnings per share of between $.01 to $.05, which includes restructuring charges of approximately $.05 per share.

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Michael A. Volkema, Chairman and CEO, stated, “We are encouraged to see some of the positive trends in the economy and a sequential improvement in our order-entry rates. Corporate profitability and consumer confidence appear to be strengthening, and the stock market seems to be reflecting the positive impact of those trends. But we remain cautious about the near-term outlook because our industry performance normally lags the general economy by four to six months. While the economy works through this transition, we will continue to deliver uncommon value to our customers and help them create great places to work.”

The company has announced a live webcast to discuss the results of the fiscal 2003 fourth quarter, to be held Thursday, June 26, 2003, at 9:30 a.m. EDT. The company encourages all interested parties to log in to the website to obtain presentation materials, which will augment the verbal presentation. To ensure your access to the webcast, you should allow extra time to visit our website at www.hermanmiller.com to download the streaming software necessary to participate. An online archive of the presentation will be available on the website later that day.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about the office furniture industry, the economy, and the company itself. Words like “anticipates,” “believes,” “confident,” “estimates,” “expects,” “forecasts,” “likely,” “plans,” “projects,” “should,” variations of such words, and similar expressions identify such forward-looking statements. These statements do not guarantee future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Therefore, actual results and outcomes may materially differ from what we express or forecast. Furthermore, Herman Miller, Inc., undertakes no obligation to update, amend, or clarify forward-looking statements.

Herman Miller creates great places to work by researching, designing, manufacturing, and distributing innovative interior furnishings that support companies, organizations, and individuals all over the world. The company’s award-winning products, complemented by furniture-management and strategic consulting services, generated $1.34 billion in revenue during fiscal 2003. Herman Miller is widely recognized both for its innovative products and business practices, including the use of industry-leading, customer-focused technology. Again in 2003 Herman Miller was named among “America’s Most Admired” companies by Fortune magazine and included in Business Ethics magazine’s “100 Best Corporate Citizens.” The company trades on the NASDAQ stock market under the symbol MLHR. For additional information about the company visit www.hermanmiller.com.

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Financial highlights for the quarter ended May 31, 2003, follow:

Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Dollars in millions, except per share data)

                                                                        Three Months Ended
                                                                        ------------------
                                                                 May 31,                    June 1,
                                                                  2003                       2002
                                                                  ----                       ----

Net Sales                                                     $321.9      100.0%          $322.6      100.0%
Cost of Goods Sold                                             214.7       66.7%           225.6       69.9%
                                                               -----       -----           -----       -----
Gross Margin                                                   107.2       33.3%            97.0       30.1%
Operating Expenses                                              89.9       27.9%           105.5       32.7%
Restructuring Expense                                           15.9        4.9%            23.4        7.3%
                                                                ----        ----            ----        ----
Operating Earnings                                               1.4        0.4%           (31.9)      (9.9%)
Other (Income)/Expense                                           2.9        0.9%             1.0        0.3%
                                                                 ---        ----             ---        ----
Earnings Before Taxes                                           (1.5)      (0.5%)          (32.9)     (10.2%)
Income Taxes                                                    (0.2)      (0.1%)          (14.1)      (4.4%)
                                                                -----      ------          ------      ------
Net Earnings                                                   $(1.3)      (0.4%)         $(18.8)      (5.8%)
                                                               ======      ======         =======      ======
Earnings Per Share - Basic                                     $(0.02)                     $(0.25)
Weighted Average Basic Common Shares                        72,784,735                  76,076,981
Earnings Per Share - Diluted (1) (2)                           $(0.02)                     $(0.25)
Weighted Average Diluted Common Shares (1)                  72,784,735                  76,076,981

(1)     As the company reported a net loss for the quarters ended May 31, 2003, and June 1, 2002, shares resulting from stock option plans would be anti-dilutive to earnings per share and have not been included in diluted earnings per common share.

(2)     At the beginning of the first quarter of fiscal 2003, the company adopted a new accounting standard that discontinued the amortization of goodwill assets. Given this new accounting treatment, pro-forma diluted earnings per share would have been $(.24) compared to the reported $(.25) for the fourth quarter of fiscal 2002.

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Herman Miller, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)

                                                                        Fiscal Year Ended
                                                              May 31, 2003               June 1, 2002
                                                              ------------               ------------
                                                              (Unaudited)
                                                              -----------
Net Sales                                                   $1,336.5      100.0%        $1,468.7      100.0%
Cost of Goods Sold                                             912.9       68.3%         1,028.4       70.0%
                                                               -----       -----         -------       -----
Gross Margin                                                   423.6       31.7%           440.3       30.0%
Operating Expenses                                             358.9       26.9%           438.6       29.9%
Restructuring Expense                                           16.4        1.2%            81.6        5.6%
                                                                ----        ----            ----        ----
Operating Earnings                                              48.3        3.6%           (79.9)      (5.4%)
Other (Income) Expenses                                         12.5        0.9%            11.1        0.8%
                                                                ----        ----            ----        ----
Earnings Before Taxes                                           35.8        2.7%           (91.0)     (6.2%)
Income Taxes                                                    12.5        0.9%           (35.0)     (2.4%)
                                                                ----        ----           ------     ------
Net Earnings                                                   $23.3        1.7%          $(56.0)     (3.8%)
                                                               =====        ====          =======     ======
Earnings Per Share - Basic                                     $ 0.31                     $ (0.74)
Weighted Average Basic Common Shares                       74,155,582                   75,873,160
Earnings Per Share - Diluted (1)(2)                            $ 0.31                     $ (0.74)
Weighted Average Diluted Common Shares (1)                 74,479,063                   75,873,160

(1)     As the company reported a net loss for the twelve-months ended June 1, 2002, shares resulting from stock option plans would be anti-dilutive to earnings per share and have not been included in diluted earnings per common share.

(2)     At the beginning of the first quarter of fiscal 2003, the company adopted a new accounting standard that discontinued the amortization of goodwill assets. Given this new accounting treatment, pro-forma diluted earnings per share would have been $(.70) compared to the reported $(.74) for the year ended June 1, 2002.

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Herman Miller Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in millions)

                                                                            Fiscal Year Ended
                                                                            -----------------
                                                                  May 31, 2003            June 1, 2002
                                                                  ------------            ------------
                                                                   (Unaudited)
                                                                   -----------

Net Earnings                                                           $23.3                  $(56.0)
                                                                       =====                  =======
Cash Flows provided by Operating Activities                            144.7                    54.6
Cash Flows used for Investing Activities                                (7.3)                  (25.8)
Cash Flows used for Financing Activities                               (82.2)                  (42.2)
Effect of Exchange Rates                                                 6.3                    (0.9)
                                                                         ---                    -----
Net Increase (Decrease) in Cash                                         61.5                   (14.3)
Cash, Beginning of Year                                                124.0                   138.3
                                                                       -----                   -----
Cash, End of Period                                                   $185.5                  $124.0
                                                                      ======                  ======

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Herman Miller, Inc.
Condensed Consolidated Balance Sheets
(Dollars in millions)

                                                                               Fiscal Year Ended
                                                                               -----------------
                                                                      May 31, 2003            June 1, 2002
                                                                      ------------            ------------
                                                                       (Unaudited)
                                                                       -----------

Assets
Current assets
        Cash and equivalents                                              $185.5                     $124.0
        Short-term investments                                              11.5                       11.1
        Accounts receivable (net)                                          125.6                      142.1
        Inventories                                                         31.4                       39.6
        Assets held for sale                                                 --                         2.6
        Prepaid expenses and other                                          59.0                       67.0
                                                                            ----                       ----
           Totals                                                          413.0                      386.4
Net property and equipment                                                 245.7                      315.4
Other assets                                                               113.2                       86.2
                                                                           -----                       ----
        Total Assets                                                      $771.9                     $788.0
                                                                          ======                     ======
Liabilities and Shareholders' Equity
Current liabilities
        Unfunded checks                                                    $12.1                       $5.9
        Current long-term debt                                              13.6                       10.6
        Notes payable                                                        --                         2.7
        Accounts payable                                                    73.9                       70.6
        Accrued liabilities                                                136.1                      121.2
                                                                           -----                      -----
           Totals                                                          235.7                      211.0
Long-term debt                                                             209.4                      221.8
Other noncurrent liabilities                                               135.8                       92.2
Shareholders' equity                                  Totals               191.0                      263.0
                                                                           -----                      -----
        Total Liabilities and Shareholders' Equity                        $771.9                     $788.0
                                                                          ======                     ======

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